Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 26, 2021 relating to the financial statements of Sandbridge Acquisition Corporation.

/s/ WithumSmith+Brown, PC

New York, New York
September 20, 2021